Exhibit 99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated June 28, 2024, relating to the financial statements and financial highlights of Ionic Inflation Protection ETF, a series of Tidal ETF Trust, for the year ended April 30, 2024, and to the references to our firm under the headings “Questions and Answers” and “Financial Highlights” in the Combined Information Statement and Prospectus, “Representations and Warranties” in Appendix A – Form of Agreement and Plan of Reorganization and Termination, and “Financial Highlights” in Appendix D.

We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated August 28, 2024, each included in Post-Effective Amendment No. 225 and Amendment No. 226 to the Registration Statement (Form N-1A, File Nos. 333-227298 and 811-23377 under the Securities Act of 1933 and Investment Company Act of 1940, respectively) of Tidal ETF Trust, filed with the Securities and Exchange Commission, and each incorporated by reference into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
December 17, 2024